UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, DC 20549


                          FORM 8-K


                       CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

 Date of report (Date of earliest event reported):
                         November 16, 2006

                      JOHNSON & JOHNSON
   (Exact name of registrant as specified in its charter)

     New Jersey             1-3215        22-1024240
(State or Other Juris- (Commission File  (IRS Employer
diction of Incorporation)   Number)    Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933
     (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
                       732-524-0400

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [   ]  Written communications pursuant to Rule 425 under
     the Securities Act (17 CFR 230.425)

     [ x ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [   ]  Pre-commencement communications pursuant to Rule
     14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [   ]  Pre-commencement communications pursuant to Rule
     13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 8.01 Other Events

On November 16, 2006, Johnson & Johnson and Conor
Medsystems, Inc., a cardiovascular device company, announced a definitive agreement whereby Johnson &
Johnson will acquire Conor Medsystems for approximately
$1.4 billion. Under the terms of the agreement, an all cash merger transaction, Conor Medsystems stockholders will receive at closing $33.50 for each outstanding Conor
Medsystems share. The $1.3 billion estimated net value of the transaction is based on Conor Medsystem's 42.7 million fully diluted shares outstanding, net of estimated cash on hand at time of closing. The boards of directors of Johnson & Johnson and Conor Medsystems have approved the transaction, which is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act,
Conor Medsystems stockholder approval and other customary closing conditions. The transaction is expected to close in the first quarter of 2007. Upon closing, Johnson &
Johnson is expected to incur an estimated one-time after-tax charge of approximately $600 million, reflecting the write-off of in-process research and development charges
(IPR&D).

A copy of the press release issued by Johnson & Johnson and Conor Medsystems, Inc. on November 16, 2006, concerning the transaction, and a transcript of the webcast of the conference call, held on November 17, 2006, by Johnson & Johnson and Conor Medsystems, Inc.
with financial analysts regarding the proposed merger are attached hereto.

Additional Information About the Proposed Transaction and
Where To Find It:

In connection with the proposed transaction, Conor
Medsystems intends to file a proxy statement and other relevant materials with the Securities and Exchange
Commission (the "SEC"). Before making any voting decision with respect to the proposed transaction, stockholders of Conor Medsystems are urged to read the proxy statement and other relevant materials because they will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents filed by Conor Medsystems with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders of Conor
Medsystems may obtain free copies of the documents filed with the SEC by contacting Conor Medsystems at (650) 614-
4100, or Conor Medsystems, Inc., 1003 Hamilton Court,
Menlo Park, CA 94025. You may also read and copy any reports, statements, and other information filed by Conor
Medsystems with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, DC 20049.
Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

Conor Medsystems and Johnson & Johnson and each of their executive officers and directors may be deemed to be participants in the solicitation of proxies from Conor
Medsystems' stockholders in favor of the proposed transaction. A list of the names of Conor Medsystems' executive officers and directors and a description of their respective interests in Conor Medsystems, are set forth in the proxy statement for Conor Medsystems' 2006
Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2006, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended. Certain executive officers and directors of Conor Medsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement when it becomes available.


Item 9.01 (d)  EXHIBIT INDEX

Exhibit No.         Description

99.1           Press release dated November 16, 2006.

99.2           Transcript of November 17, 2006 webcast.






                         SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    JOHNSON & JOHNSON
                                    (Registrant)



Date:  November 17, 2006      By: /s/ Steven M. Rosenberg
                                     Steven M. Rosenberg
                                     Secretary